Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Who’s Your Daddy, Inc., a Nevada corporation (the “Company”), on Form 10-QSB for the Three-months ended September 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), John F. Moynahan, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge since joining the Company effective May 1, 2007:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ John F. Moynahan
Name: John F. Moynahan
Title: Chief Financial Officer
Date: December 17, 2007

[A signed original of this written statement required by Section 906 has been provided to Who’s Your Daddy, Inc. and will be retained by Who’s Your Daddy, Inc. and furnished to the Securities and Exchange Commission or its staff up